Exhibit 11.1

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Electronic Retailing Systems International, Inc.
Computation of Net Loss Per Common Share


                                						    Three Months		 Twelve Months
                             						          Ended		        Ended
                              						  December 31, 1999	December 31, 1999
                        						 ------------------------	-----------------------
Net income (loss)					         $  23,465,000		          ($2,111,000)
                        						    ==========		            =========
Weighted average common
 shares outstanding	              21,282,637		           21,264,025
                        						    ==========		            =========
Basic earnings (loss) per
 common shares		                       $1.10		               ($0.10)
                        						    ==========	       	     =========

Calculation of weighted average shares outstanding

Shares issued and outstanding at
 December 31, 1998	               21,249,447		           21,249,447

Issuance of shares pursuant to
 stock option plan	                   33,190		               14,578
                    						    ---------------		    ----------------
Weighted average common
 shares outstanding	              21,282,637		           21,264,025
                        						    =========	        	    =========

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